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                                                                       EXHIBIT 5


May 24, 1996




PC Service Source, Inc.
2350 Valley View Lane
Dallas, Texas  75234

         Re: Registration Statement on Form S-1, Registration No. 333-09377, filed by PC Service Source, Inc. with the Securities and Exchange Commission on May 17, 1996 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to PC Service Source, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,200,000 shares of common stock, $0.01 par value of the Company (the "Common Stock"), which the Company and certain selling stockholders have proposed to offer to the public. We have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed necessary for this opinion. Based on such examination, we advise you that in our opinion:

         1. The Company is a corporation duly organized and existing under the laws of the State of Delaware; and

         2. All necessary corporate action on the part of the Company has been taken to authorize the registration of the Common Stock by the Company, and when sold as contemplated in the Registration Statement (after payment therefore in the case of the Common Stock issued and sold by the Company), such shares of Common Stock will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules of the Securities and Exchange Commission thereunder.


                                            Very truly yours,

                                            Sayles & Lidji,
                                            a Professional Corporation



                                            By: /s/  BRIAN M. LIDJI
                                               --------------------------------
                                                     Brian M. Lidji